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                                                                    Exhibit 21.1

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                                                                                               State (Country)
                                         Entity                                               of Organization
                                         ------                                               ---------------

Andrx Management Corporation f/k/a Anda Sales, Inc.                                               Florida
3542491 Canada, Inc.                                                                              Canada
Anda Pharmaceuticals, Inc.                                                                        Florida
Anda Puerto Rico, Inc.                                                                            Puerto Rico
Anda, Inc.                                                                                        Florida
Andrx EU Limited                                                                                  England and Wales
Andrx Laboratories (NJ), Inc.                                                                     Delaware
Andrx Laboratories, Inc.                                                                          Mississippi
Andrx Labs, LLC                                                                                   Delaware
Andrx Pharmaceuticals (NC), Inc.                                                                  Florida
Andrx Pharmaceuticals Equipment # 1, LLC                                                          Florida
Andrx Pharmaceuticals Sales and Marketing, Inc.                                                   Florida
Andrx Pharmaceuticals, Inc. f/k/a Andrx Pharmaceuticals Services, Inc.                            Florida
Andrx Pharmaceuticals, LLC                                                                        Delaware
Armstrong Pharmaceuticals, Inc.                                                                   Delaware
Caran Pharmaceuticals, Inc.                                                                       Nevada
Cybear, LLC                                                                                       Delaware
Mediconsult.com (US), Ltd.                                                                        Delaware
Mediconsult.com Limited (Bermuda)                                                                 Bermuda
Mediconsult.com, Inc.                                                                             Delaware
Physicians' Online, LLC                                                                           Delaware
SR Six, Inc.                                                                                      Florida
Valmed Pharmaceutical, Inc.                                                                       New York


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